Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 4, 2012	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704-382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Overcomes Mild Weather to Post Solid First-Quarter 2012 Results

•	First quarter 2012 adjusted diluted earnings per share (EPS) were 38 cents, compared to 39 cents for the first quarter 2011

•	Reported diluted EPS for first quarter 2012 was 22 cents, compared to 38 cents for the first quarter 2011

•	Reported diluted EPS for the first quarter 2012 includes pretax charges of approximately $420 million, or 20 cents per share, related to the Edwardsport project

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2012 adjusted diluted EPS of 38 cents, compared to 39 cents for first quarter 2011, and reported diluted EPS of 22 cents, compared to 38 cents for the same period last year.

Reported results for the first quarter 2012 include pretax charges of approximately $420 million related to the company’s Edwardsport Integrated Gasification Combined Cycle (IGCC) project, which have been excluded from adjusted diluted EPS.

These charges are the result of the provisions of a settlement agreement related to regulatory proceedings involving the project.

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Participants in the settlement include the Indiana Office of the Utility Consumer Counselor, Indiana Industrial Group and Nucor Steel-Indiana, which have been involved in regulatory proceedings related to the project.

On an adjusted basis, the effects of mild weather during the quarter were largely offset by the implementation of new customer rates in the Carolinas and reduced operation and maintenance costs at the regulated utilities.

Temperatures in the first quarter were the warmest on record for the contiguous United States, according to the National Climatic Data Center. Duke Energy Carolinas saw the lowest number of heating degree days on record.

In the non-regulated Commercial businesses, stronger results at Duke Energy International helped offset the expected reduction in earnings at Commercial Power that were the result of the new Electric Security Plan (ESP) in Ohio.

“Our first quarter adjusted results highlight the ability of our diverse business operations and cost control measures to mitigate the impacts of the mild weather we experienced,” said James E. Rogers, chairman, president and chief executive officer. “The first quarter of 2012 shows we are well-positioned to achieve our 2012 adjusted earnings guidance range of $1.40 to $1.45 per share.

“With respect to our proposed merger with Progress Energy, we continue to work with federal and state regulators toward its successful completion,” he added. “We are targeting a July 1 closing date.”

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Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pretax Amount	Tax Effect	1Q2012 EPS Impact	1Q2011 EPS Impact
First Quarter 2012
• Edwardsport Impairment	$(420)	$152	$(0.20)
• Costs to Achieve, Progress Merger	$(8)	$2	—
• Voluntary Opportunity Plan Deferral	$99	$(39)	$0.04
• Mark-to-market impact of economic hedges	$2	$(1)	—

First Quarter 2011
• Costs to Achieve, Progress Merger	$(11)	$4		$(0.01)
• Mark-to-market impact of economic hedges	$(4)	$1		—

Total diluted EPS impact			$(0.16)	$(0.01)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2012 EPS	1Q2011 EPS
Diluted EPS, as reported	$0.22	$0.38
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.16	$0.01

Diluted EPS, adjusted	$0.38	$0.39

BUSINESS UNIT RESULTS

Below is a discussion of first-quarter results on an adjusted segment income basis, which is a non-GAAP financial measure. The tables on pages 20 through 21 present a reconciliation of reported results to adjusted results.

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Beginning in 2012, Duke Energy evaluates segment financial performance and allocation of resources on the basis of segment income, rather than the previous segment measure of earnings before interest and taxes from continuing operations. Segment income is calculated as income from continuing operations, which is net of interest expense and income taxes, and net of amounts attributable to non-controlling interests. In addition, unallocated corporate costs, which were previously reflected in “Other,” are now allocated to each segment. As a result, prior period segment results presented in this release have been restated to conform to this change.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized first-quarter 2012 adjusted segment income of $344 million, compared to $341 million in the first quarter 2011.

USFE&G’s quarterly results were primarily driven by the implementation of new customer rates in the Carolinas (+$0.03 per share impact), lower operation and maintenance costs (+$0.01 per share impact) and a favorable revenue true-up following a South Carolina regulatory ruling related to the company’s energy efficiency programs (+$0.01 per share impact). These results were offset by unfavorable weather resulting from a mild winter (-$0.04 per share impact) and higher planned depreciation expense (-$0.01 per share impact).

International Energy

International Energy saw first-quarter 2012 adjusted segment income of $142 million, compared to $128 million in the first quarter 2011. International Energy’s quarterly results increased primarily due to favorable volumes and pricing in Brazil and National Methanol (+$0.02 per share impact). This was partially offset by the prior year favorable arbitration award in Peru (-$0.01 per share impact).

Commercial Power

Commercial Power posted first-quarter 2012 adjusted segment income of $30 million, compared to $52 million in the first quarter 2011.

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Commercial Power’s quarterly results decreased primarily because of lower earnings from the Midwest coal generation fleet (-$0.02 per share impact) resulting from the new ESP in Ohio, and lower margins and volumes realized by Duke Energy Retail (-$0.01 per share impact). These results were partially offset by the non-bypassable stability charge (+$0.01 per share impact) and higher results from the Midwest gas-fired generation fleet (+$0.01 per share impact).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company and income tax levelization adjustments.

Other recognized a first-quarter 2012 adjusted net expense of $10 million, compared to zero in the first quarter 2011.

ANALYST CONFERENCE CALL

An earnings conference call for analysts is scheduled for 11 a.m. ET Friday, May 4. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-686-9685 in the United States or 913-312-0960 outside the United States. The confirmation code is 3344686. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 14, 2012, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 3344686. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

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NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment income, which at the segment level represents all profits from continuing operations (both operating and non-operating) and is net of the income attributable to non-controlling interests.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities

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related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on the segment’s effective tax rate, divided by the Duke

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Energy weighted-average shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Headquartered in Charlotte, N.C., its regulated utility operations serve 4 million electric customers in the Carolinas, Indiana, Ohio and Kentucky, and a half-million natural gas customers in Ohio and Kentucky. Its Commercial Power and International Energy business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. A Fortune 500 company, Duke Energy is listed on the New York Stock Exchange under the symbol DUK. More information is available at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

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These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the impact on Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and

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retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the expected timing and likelihood of completion of the proposed merger with Progress Energy, Inc. (Progress Energy), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from Duke Energy’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with Progress Energy is terminated prior to completion and results in significant transaction costs to Duke Energy; and the ability to successfully complete merger, acquisition or divestiture plans.

These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

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In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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March 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2012	2011
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.38
Diluted	$0.22	$0.38
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.38
Diluted	$0.22	$0.38
Dividends Declared Per Share	$0.25	$0.245
Weighted-Average Shares Outstanding
Basic	1,337	1,330
Diluted	1,337	1,331

INCOME
Operating Revenues	$3,630	$3,663

Total Reportable Segment Income	309	518
Other Net Expense	(16)	(7)
Income from Discontinued Operations, net of tax	2	—

Net Income Attributable to Duke Energy Corporation	295	511

CAPITALIZATION
Total Common Equity	53%	55%
Total Debt	47%	45%

Total Debt	$20,550	$18,530
Book Value Per Share	$17.10	$17.17
Actual Shares Outstanding	1,338	1,331
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$795	$911
Commercial Power	209	25
International Energy	15	28
Other	24	47

Total Capital and Investment Expenditures	$1,043	$1,011

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas(a)	$136	$341
Commercial Power	31	49
International Energy	142	128

Total Reportable Segment Income	309	518
Other Net Expense	(16)	(7)

Total Reportable Segment Income and Other Net Expense	$293	$511

(a)	Includes impairment and other charges of $268 million in the first quarter of 2012 related to the Edwardsport IGCC project (net of tax of $152 million).

March 2012

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2012	2011
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,668	$2,683
Operating Expenses(a)	2,382	2,081
Gains on Sales of Other Assets, net	4	—

Operating Income	290	602
Other Income and Expenses	62	62
Interest Expense	146	140
Income Tax Expense(b)	70	183

Segment Income	$136	$341

Depreciation and Amortization	$368	$347

Duke Energy Carolinas GWh sales	19,461	20,584
Duke Energy Midwest GWh sales	14,323	14,772
Net Proportional MW Capacity in Operation	27,471	26,869

COMMERCIAL POWER
Operating Revenues	$580	$644
Operating Expenses	530	564
Gains on Sales of Other Assets, net	—	2

Operating Income	50	82
Other Income and Expenses	8	8
Interest Expense	19	24
Income Tax Expense	8	17

Segment Income	$31	$49

Depreciation and Amortization	$56	$59

Actual Plant Production, GWh	9,649	8,297
Net Proportional MW Capacity in Operation	7,691	8,272

INTERNATIONAL ENERGY
Operating Revenues	$402	$348
Operating Expenses	245	211

Operating Income	157	137
Other Income and Expenses	54	59
Interest Expense	16	16
Income Tax Expense	49	48
Less: Income Attributable to Noncontrolling Interests	4	4

Segment Income	$142	$128

Depreciation and Amortization	$24	$21

Sales, GWh	5,074	4,787
Proportional MW Capacity in Operation	4,231	4,192

OTHER
Operating Revenues	$15	$11
Operating Expenses	16	26
(Losses) Gains on Sales of Other Assets, net	(1)	8

Operating Income	(2)	(7)
Other Income and Expenses	5	22
Interest Expense	43	39
Income Tax (Benefit) Expense	(24)	(15)
Less: Income (Loss) Attributable to Noncontrolling Interests	—	(2)

Net Expense	$(16)	$(7)

Depreciation and Amortization	$31	$27

(a)	Includes pre-tax impairment and other charges of $420 million in the first quarter of 2012 related to the Edwardsport IGCC project.
(b)	Includes a tax benefit of $152 million on the impairment and other charges related to the Edwardsport IGCC project.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2012	2011
Operating Revenues
Regulated electric	$2,501	$2,573
Non-regulated electric, natural gas, and other	958	855
Regulated natural gas	171	235

Total operating revenues	3,630	3,663

Operating Expenses
Fuel used in electric generation and purchased power - regulated	777	812
Fuel used in electric generation and purchased power - non-regulated	448	376
Cost of natural gas and coal sold	102	151
Operation, maintenance and other	746	880
Depreciation and amortization	479	454
Property and other taxes	184	186
Impairment charges	402	—

Total operating expenses	3,138	2,859

Gains on Sales of Other Assets and Other, net	3	10

Operating Income	495	814

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	45	32
Impairments and gains on sales of unconsolidated affiliates	(5)	2
Other income and expenses, net	89	117

Total other income and expenses	129	151

Interest Expense	224	219

Income From Continuing Operations Before Income Taxes	400	746
Income Tax Expense	103	233

Income From Continuing Operations	297	513
Income From Discontinued Operations, net of tax	2	—

Net Income	299	513
Less: Net Income Attributable to Noncontrolling Interests	4	2

Net Income Attributable to Duke Energy Corporation	$295	$511

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.38
Diluted	$0.22	$0.38
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—
Diluted	$—	$—
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.22	$0.38
Diluted	$0.22	$0.38
Dividends declared per share	$0.25	$0.245
Weighted-average shares outstanding
Basic	1,337	1,330
Diluted	1,337	1,331

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$1,071	$2,110
Short-term investments	238	190
Receivables (net of allowance for doubtful accounts of $37 at March 31, 2012 and $35 at December 31, 2011)	613	784
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $42 at March 31, 2012 and $40 at December 31, 2011)	1,124	1,157
Inventory	1,754	1,588
Other	1,124	1,051

Total current assets	5,924	6,880

Investments and Other Assets
Investments in equity method unconsolidated affiliates	479	460
Nuclear decommissioning trust funds	2,247	2,060
Goodwill	3,853	3,849
Intangibles, net	357	363
Notes receivable	68	62
Restricted other assets of variable interest entities	129	135
Other	2,103	2,231

Total investments and other assets	9,236	9,160

Property, Plant and Equipment
Cost	61,036	60,377
Cost, variable interest entities	942	913
Accumulated depreciation and amortization	(19,086)	(18,709)
Generation facilities to be retired, net	79	80

Net property, plant and equipment	42,971	42,661

Regulatory Assets and Deferred Debits
Regulatory assets	3,517	3,672
Other	151	153

Total regulatory assets and deferred debits	3,668	3,825

Total Assets	$61,799	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - (Continued)

(Unaudited)

(In millions, except per-share amounts)

	March 31, 2012	December 31, 2011
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,050	$1,433
Notes payable and commercial paper	181	154
Non-recourse notes payable of variable interest entities	275	273
Taxes accrued	369	431
Interest accrued	287	252
Current maturities of long-term debt	1,067	1,894
Other	1,054	1,091

Total current liabilities	4,283	5,528

Long-term Debt	18,081	17,730

Non-recourse Long-term Debt of Variable Interest Entities	945	949

Deferred Credits and Other Liabilities
Deferred income taxes	7,726	7,581
Investment tax credits	381	384
Accrued pension and other post-retirement benefit costs	846	856
Asset retirement obligations	1,965	1,936
Regulatory liabilities	2,951	2,919
Other	1,743	1,778

Total deferred credits and other liabilities	15,612	15,454

Commitments and Contingencies
Equity
Common Stock, $0.001 par value, 2 billion shares authorized; 1,338 million and 1,336 million shares outstanding at March 31, 2012 and December 31, 2011, respectively	1	1
Additional paid-in capital	21,121	21,132
Retained earnings	1,833	1,873
Accumulated other comprehensive loss	(174)	(234)

Total Duke Energy Corporation shareholders’ equity	22,781	22,772
Noncontrolling interests	97	93

Total equity	22,878	22,865

Total Liabilities and Equity	$61,799	$62,526

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$299	$513
Adjustments to reconcile net income to net cash provided by operating activities:	573	448

Net cash provided by operating activities	872	961

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,180)	(918)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(731)	(294)

Net decrease in cash and cash equivalents	(1,039)	(251)
Cash and cash equivalents at beginning of period	2,110	1,670

Cash and cash equivalents at end of period	$1,071	$1,419

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

March 2012

	Three Months Ended March 31,
	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	7,030	8,172	(14.0%)
General Service	6,391	6,488	(1.5%)
Industrial	4,879	4,789	1.9%

Other Energy Sales	72	72	—

Total Regular Sales Billed	18,372	19,521	(5.9%)

Special Sales	1,261	1,587	(20.5%)

Total Electric Sales	19,633	21,108	(7.0%)

Unbilled Sales	(172)	(524)	67.2%

Total Consolidated Electric Sales - Carolinas	19,461	20,584	(5.5%)

Average Number of Customers
Residential	2,048,361	2,038,955	0.5%
General Service	335,650	333,400	0.7%
Industrial	6,833	7,052	(3.1%)

Other Energy Sales	14,303	14,174	0.9%

Total Regular Sales	2,405,147	2,393,581	0.5%

Special Sales	23	26	(11.5%)

Total Consolidated Electric Sales - Carolinas	2,405,170	2,393,607	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,319	1,769	(25.4%)
Cooling Degree Days	32	12	166.7%

Variance from Normal
Heating Degree Days	(24.9%)	3.3%	n/a
Cooling Degree Days	464.4%	96.5%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

March 2012

	Three Months Ended March 31,
	2012	2011	% Inc.(Dec.)

GWH Sales
Residential	4,754	5,400	(12.0%)
General Service	4,167	4,379	(4.8%)
Industrial	3,954	3,869	2.2%

Other Energy Sales	42	42	—

Total Regular Electric Sales Billed	12,917	13,690	(5.6%)

Special Sales	1,521	1,577	(3.6%)

Total Electric Sales Billed - Midwest	14,438	15,267	(5.4%)

Unbilled Sales	(115)	(495)	76.8%

Total Electric Sales - Midwest	14,323	14,772	(3.0%)

Average Number of Customers
Residential	1,420,301	1,413,988	0.4%
General Service	185,657	184,554	0.6%
Industrial	5,332	5,369	(0.7%)

Other Energy	4,301	4,219	1.9%

Total Regular Sales	1,615,591	1,608,130	0.5%

Special Sales	13	12	8.3%

Total Avg Number Electric Customers - Midwest	1,615,604	1,608,142	0.5%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,574	2,213	(28.9%)
Cooling Degree Days	34	4	750.0%

Variance from Normal
Heating Degree Days	(27.9%)	4.7%	n/a
Cooling Degree Days	1600.0%	100.0%	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2011

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$341	$—		$—		$—	$341

Commercial Power	52	—		(3	) B	(3)	49

International Energy	128	—		—		—	128

Total reportable segment income	521	—		(3)		(3)	518

Other	—	(7	) A	—		(7)	(7)

Net Income (Loss) Attributable to Duke Energy Corporation	$521	$(7)		$(3)		$(10)	$511

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.39	$(0.01)		$—		$(0.01)	$0.38

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.39	$(0.01)		$—		$(0.01)	$0.38

A - Net of $4 million tax benefit. Recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - Net of $1 million tax benefit. $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,330

Diluted	1,331

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Voluntary Opportunity Plan Deferral		Edwardsport Impairment		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$344	$—		$60	C	$(268	) E	$—		$—		$(208)	$136

Commercial Power	30	—		—				1	B	—		1	31

International Energy	142	—		—		—		—		—		—	142

Total reportable segment income	516	—		60		(268)		1		—		(207)	309

Other	(10)	(6	) A					—		—		(6)	(16)

Total Reportable Segment Income and Other Net Expense	506	(6)		60		(268)		1		—		(213)	293

Discontinued Operations	—	—		—		—		—		2	D	2	2

Net Income (Loss) Attributable to Duke Energy Corporation	$506	$(6)		$60		$(268)		$1		$2		$(211)	$295

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.38	$—		$0.04		$(0.20)		$—		$—		$(0.16)	$0.22

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.38	$—		$0.04		$(0.20)		$—		$—		$(0.16)	$0.22

A - Net of $2 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - Net of $1 million tax expense. $3 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Net of $39 million tax expense. $101 million revenue recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

D - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

E - Net of $152 million tax benefit. $400 million recorded in Impairment charges and $20 million recorded within Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,337

Diluted	1,337

*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, gas, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.